SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       March 11, 1996



                             TELLABS, INC.
           (Exact name of registrant as specified in charter)


           Delaware              0-9692         36-3831568
(State or other jurisdiction  (Commission     (IRS employer
  of incorporation)           file number)    identification no.)


      4951 Indiana Avenue, Lisle, Illinois           60532
      (Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code     (708) 969-8800


                                  N/A
     (Former name or former address, if changed since last report)



























Item 5.   Other Events

On March 11, 1996, Tellabs, Inc. (the "Company") accounced its intention to acquire Steinbrecher Corporation ("Steinbrecher"), a privately held company, subject to regulatory and Steinbrecher stockholder approval. Further details of this action are contained in the press release of Tellabs, Inc. dated March 11, 1996 attached hereto as Exhibit 20.1 and incorporated herein by reference. The Company expects that approximately $55 million, after tax, of the $76 million purchase price will be treated as acquired in-process research and development costs and as such will be a one-time charge to the earnings of the Company in the second quarter of 1996. The Company currently contemplates that this transaction will close on or about April 17, 1996.








SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TELLABS, INC.




Date: March 15, 1996                By: s/ J.  Peter Johnson
                                           J. Peter Johnson
                                           Vice President, Controller
                                           and Chief Accounting Officer




















Item 7.  Financial Statements, Pro Forma Financial Informtion and
Exhibits

(c)  Exhibits

 Exhibit 20.1       Press Release of Tellabs, Inc. dated March 11, 1996